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ALL AMERICAN SEMICONDUCTOR, INC. AND SUBSIDIARIES                                                     Exhibit 11.1

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

                                                                    Quarters                       Nine Months
PERIODS ENDED SEPTEMBER 30                                    2001            2000            2001            2000
------------------------------------------------------------------------------------------------------------------

BASIC EARNINGS PER SHARE:
Net Income (Loss)................................    $    (381,000)  $   4,741,000  $  (13,692,000)  $   8,900,000
                                                     =============   =============  ==============   =============

Weighted Average Shares Outstanding..............        3,856,904       3,844,454       3,856,904       3,820,112
                                                     =============   =============  ==============   =============

Basic Earnings (Loss) Per Share..................          $  (.10)         $ 1.23          $(3.55)         $ 2.33
                                                           =======          ======          ======          ======

DILUTED EARNINGS PER SHARE:

Net Income (Loss)................................    $    (381,000)  $   4,741,000  $  (13,692,000)  $   8,900,000
                                                     =============   =============  ==============   =============

Weighted Average and Dilutive Shares:
  Weighted average shares outstanding............        3,856,904       3,844,454       3,856,904       3,820,112
  Dilutive shares................................               --         450,738              --         320,536
                                                     -------------   -------------  --------------   -------------
                                                         3,856,904       4,295,192       3,856,904       4,140,648
                                                     =============   =============  ==============   =============

Diluted Earnings (Loss) Per Share................          $  (.10)         $ 1.10          $(3.55)         $ 2.15
                                                           =======          ======          ======          ======
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